FORM OF
                              AMENDED EXHIBIT A

      THIS Exhibit A, amended as of __________, 2001, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 29, 1998, as amended on August 12, 1999, by and between PFPC Inc. and E*TRADE Funds.


                                  PORTFOLIOS

                        E*TRADE S&P 500 Index Fund
                        E*TRADE Extended Market Index Fund
                        E*TRADE Bond Index Fund
                        E*TRADE  Technology Index Fund
                        E*TRADE International Index Fund
                        E*TRADE E-Commerce Index Fund
                        E*TRADE  Global  Titans  Index Fund
                        E*TRADE Premier  Money  Market Fund
                        E*TRADE  Russell 2000 Index Fund
                        E*TRADE  Financial  Sector Index Fund
                        E*TRADE Asset Allocation Fund



                                          PFPC INC.


                                          By:_________________________________
                                             Name:
                                             Title:


                                          E*TRADE FUNDS


                                          By:_________________________________
                                             Name:
                                             Title: